EXHIBIT 99.1

    TWENTIETH CENTURY FOX TO SUPPLY ITS MOVIES TO CHRISTIE/AIX DCI-COMPLIANT
                       DIGITAL CINEMA PROJECTION SYSTEMS

           - CHRISTIE/AIX WILL DEPLOY UP TO 4,000 SYSTEMS NATIONWIDE -

(Los Angeles, CA, October 17, 2005) - In its first long-term commitment to digital cinema, Twentieth Century Fox ("Fox") has reached an agreement to supply its feature films to digital cinema projection systems deployed by Christie/AIX, a unit of Access Integrated Technologies ("AccessIT") (AMEX:AIX). For Fox, this "first-of-a-kind" distribution arrangement to supply digital content to projection systems will include an increasing number of feature films from Twentieth Century Fox, Fox 2000 Pictures, Twentieth Century Fox Animation, and Fox Searchlight Pictures production units.

Christie/AIX will initially deploy up to 4,000 systems throughout the US and Canada over the next few years. Fox's non-exclusive agreement to supply its feature films to these Christie/AIX digital projection systems and to pay virtual print fees for movies projected on Christie/AIX-funded systems further underscores the studio's commitment to support Digital Cinema Initiatives, LLC ("DCI")-compliant digital systems and further advances Fox's support of the industry's transition to digital cinema. Christie/AIX digital system installations will be DCI-compliant -- either initially, or upgraded to full DCI compliance as components become available.

AccessIT's Christie/AIX unit serves as the funding vehicle and administrator for the company's 4,000-screen digital cinema rollout expanded from the plan originally announced in June 2005. Christie/AIX will act as the financing intermediary between content-owners -- including major studios and independent distributors -- and exhibitors, who will utilize the DCI-compliant digital cinema systems featuring Christie DLP Cinema(R) projectors, JPEG 2000 servers and related hardware and software including AccessIT's unique Theatre Command Center. The raising of capital for funding of the initial 200 systems was completed on July 21, 2005 and orders for these systems have been placed. Installation of 150 systems is anticipated by December 31, 2005.

Bruce Snyder, President of Distribution at Twentieth Century Fox said: "We could not be more thrilled. We look forward to supporting our partners, Christie/AIX, in this venture and in delivering Fox movies to their systems. We believe the efficiency, image quality and, most importantly, the overall movie going experience will be greatly enhanced through these DCI-compliant digital projection systems. Christie has been developing their DLP Cinema projectors for many years and they have proven to be of the highest quality. Additionally, these systems should provide our partners in exhibition with alternative uses and benefits."

Julian Levin, Executive Vice President Twentieth Century Fox, who spearheaded Fox's participation in the DCI process is also the senior Fox architect for this arrangement with Christie/AIX added: "Having been involved in the digital cinema transition for almost four years, I am delighted to have concluded this arrangement with our friends at Christie/AIX for the distribution of Fox product to their digital projection systems. I have worked with all the folks at Christie/AIX throughout the ongoing transition from conventional mechanical film projectors to digital systems and Christie's projectors have always been at the forefront of the technology."

Chuck Goldwater,  President and Chief Operating Officer of Christie/AIX,  added:
"Today's announcement enables the evolution of digital cinema to take another great step forward. We are pleased to secure Fox's early and invaluable support for our digital cinema rollout plan."

Jack Kline, President and COO, Christie, noted: "Fox has been a visionary leader in helping to establish the critical standards for digital cinema, a key factor in assuring exhibitors of compatibility and interoperability. With Fox's commitment to this rollout, digital cinema is no longer a dream, but a practical reality that will benefit the Hollywood community and the exhibitors, making them partners in bringing this exciting new technology to theaters. It is a win-win situation that will provide moviegoers with the highest quality visual experience today."

Bud Mayo, Chairman and Chief Executive Officer of AccessIT, said: "We have enjoyed a long relationship with Fox, clearly one of the pioneers in the digital distribution of feature films. Its commitment to digital content distribution and exhibition is an important milestone in the broad adoption of digital cinema by the entire industry."

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ABOUT TWENTIETH CENTURY FOX

One of the world's largest producers and distributors of motion pictures, Fox Filmed Entertainment produces, acquires and distributes motion pictures throughout the world. These motion pictures are produced or acquired by the following units of FFE: Twentieth Century Fox, Fox 2000, Fox Searchlight Pictures and Twentieth Century Fox Animation.

ABOUT CHRISTIE
Christie is a leader in visual solutions for world-class organizations, offering diverse applications for business, entertainment, and industry. A leading innovator in film projection since 1929 and a pioneer in digital projection systems since 1979, Christie has established a global reputation as a total service provider and the world's single source manufacturer of a variety of display technologies and solutions. Christie offers comprehensive solutions for cinema, large audience venues, control rooms, business presentations, training facilities, 3D and Virtual Reality, simulation and education as well as industrial and government environments. For more information, visit WWW.CHRISTIEDIGITAL.COM.

ABOUT ACCESSIT
Access Integrated Technologies Inc. (AccessIT) is an industry leader in offering a fully managed storage and electronic delivery service for owners and distributors of digital content to movie heaters and other venues. Supported by its robust platform of fail-safe Internet data centers, AccessIT is able to leverage the market-leading role of its Theatrical Distribution System (TDS) with its innovative digital delivery capabilities and in-theatre software systems to provide the highest level of technology available to enable the emerging digital cinema industry to transition from film with changing workflows. For more information on AccessIT, visit WWW.ACCESSITX.COM.


SAFE HARBOR STATEMENT

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, along with ACCESSIT 's filings with the Securities and Exchange Commission, including ACCESSIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT UNDERTAKES no specific OBLIGATION OR intention to update these statements AFTER THE DATE OF THIS RELEASE.


DLP Cinema(R) is a registered trademark of Texas Instruments.


Contact Details:


Fox

David Lux
310-369-5634
DAVID.LUX@FOX.COM



Dorina Belu

Christie
519.749.3323
DORINA.BELU@CHRISTIEDIGITAL.COM
WWW.CHRISTIEDIGITAL.COM



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Suzanne Tregenza Moore


Access Integrated Technologies, Inc.
973.290.0080
SMOORE@ACCESSITX.COM


WWW.ACCESSITX.COM


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